                                                                     EXHIBIT 1.0
                             UNDERWRITING AGREEMENT







                              BANKNORTH GROUP, INC.
                              (a Maine corporation)



                                       and



                           BANKNORTH CAPITAL TRUST II
                      (a Delaware statutory business trust)



                          8,000,000 Capital Securities
                              8% Capital Securities
                  (Liquidation Amount $25 Per Capital Security)



Dated:  February 14, 2002

                                Table of Contents

                                                                                                               Page
                                                                                                               ----


         SECTION 1.          Representations and Warranties.......................................................3
         (a)      Representations and Warranties by the Company and the Trust.....................................3
                  (i)      Compliance with Registration Requirements..............................................3
                  (ii)     Incorporated Documents.................................................................4
                  (iii)    Independent Accountants................................................................4
                  (iv)     Financial Statements...................................................................4
                  (v)      No Material Adverse Change in Business.................................................5
                  (vi)     Good Standing of the Company...........................................................5
                  (vii)    Good Standing of the Bank..............................................................5
                  (viii)   FDI Act................................................................................5
                  (ix)     Good Standing of Subsidiaries..........................................................6
                  (x)      Existence of Trust.....................................................................6
                  (xi)     Common Securities......................................................................6
                  (xii)    Authorization of Trust Agreement.......................................................6
                  (xiii)   Guarantee Agreement....................................................................6
                  (xiv)    Capital Securities.....................................................................7
                  (xv)     Authorization of Indenture.............................................................7
                  (xvi)    Authorization of Debentures............................................................7
                  (xvii)   Administrative Trustees................................................................7
                  (xviii)  Authorization of Agreement.............................................................8
                  (xix)    Capitalization.........................................................................8
                  (xx)     Absence of Defaults and Conflicts......................................................8
                  (xxi)    Absence of Labor Dispute...............................................................9
                  (xxii)   Absence of Proceedings.................................................................9
                  (xxiii)  Possession of Insurance................................................................9
                  (xxiv)   Possession of Intellectual Property....................................................9
                  (xxv)    Possession of Licenses and Permits.....................................................9
                  (xxvi)   Manipulation..........................................................................10
                  (xxvii)  Investment Company Act................................................................10
                  (xxviii) Other Contracts.......................................................................10
                  (xxix)   Absence of Further Requirements.......................................................10
                  (xxx)    Title to Property.....................................................................10
         (b)      Officers' Certificates.........................................................................11

         SECTION 2.          Sale and Delivery to Underwriters; Closing..........................................11
         (a)      Capital Securities.............................................................................11
         (b)      Payment........................................................................................11
         (c)      Denominations; Registration....................................................................12

         SECTION 3.          Covenants of the Company and the Trust..............................................12
         (a)      Compliance with Securities Regulations and Commission Requests.................................12
         (b)      Filing of Amendments...........................................................................12
         (c)      Delivery of Registration Statements............................................................13
         (d)      Delivery of Prospectus.........................................................................13
         (e)      Continued Compliance with Securities Laws......................................................13

         (f)      Blue Sky Qualifications........................................................................13
         (g)      Rule 158.......................................................................................14
         (h)      DTC      ......................................................................................14
         (i)      Use of Proceeds................................................................................14
         (j)      Restriction on Sale of Securities..............................................................14
         (k)      Listing  ......................................................................................14
         (l)      Reporting Requirements.........................................................................14

         SECTION 4.          Payment of Expenses.................................................................14
         (a)      Expenses.......................................................................................14
         (b)      Termination of Agreement.......................................................................15

         SECTION 5.          Conditions of Underwriters' Obligations.............................................15
         (a)      Effectiveness of Registration Statement........................................................15
         (b)      Opinion of Counsel for Company.................................................................15
         (c)      Opinion of Special Tax Counsel for the Trust and the Company...................................16
         (d)      Opinion of Special Delaware Counsel for the Trust and the Company..............................16
         (e)      Opinion of Counsel for The Bank of New York....................................................16
         (f)      Opinion of Counsel for Underwriters............................................................16
         (g)      Officers' Certificates.........................................................................17
         (h)      Accountant's Comfort Letter....................................................................17
         (i)      Bring-down Comfort Letter......................................................................17
         (j)      Maintenance of Rating..........................................................................18
         (k)      Additional Documents...........................................................................18
         (l)      Termination of Agreement.......................................................................18
         (m)      Approval of Listing............................................................................18

         SECTION 6.          Indemnification.....................................................................18
         (a)      Indemnification of Underwriters................................................................18
         (b)      Indemnification of Trust by Company............................................................19
         (c)      Indemnification of Trust, Company, Directors and Officers......................................19
         (d)      Actions against Parties; Notification..........................................................20
         (e)      Settlement without Consent if Failure to Reimburse.............................................20

         SECTION 7.          Contribution........................................................................20

         SECTION 8.          Representations, Warranties and Agreements to Survive Delivery......................22

         SECTION 9.          Termination of Agreement............................................................22
         (a)      Termination; General...........................................................................22
         (b)      Liabilities....................................................................................22

         SECTION 10.         Default by One or More of the Underwriters..........................................22

         SECTION 11.         Notices.............................................................................24

         SECTION 12.         Parties.............................................................................24

         SECTION 13.         GOVERNING LAW AND TIME..............................................................24

         SECTION 14.         Effect of Headings..................................................................24


SCHEDULE
                      Schedule A -- List of Underwriters..................................................Sch. A-1
EXHIBITS
                      Exhibit A -- Form of Opinion of Company's Counsel........................................A-1
                      Exhibit B -- Form of Opinion of Trust's Special Delaware Counsel.........................B-1

                              BANKNORTH GROUP, INC.
                            (a Maine corporation) and



                           BANKNORTH CAPITAL TRUST II
                      (a Delaware statutory business trust)



                          8,000,000 Capital Securities
                              8% Capital Securities
                  (Liquidation Amount $25 Per Capital Security)



                             UNDERWRITING AGREEMENT

                                                               February 14, 2002

Keefe, Bruyette & Woods, Inc.
Lehman Brothers Inc.
         as Representatives of the several Underwriters

         c/o Lehman Brothers Inc.
             745 Seventh Avenue
             New York, New York  10019

Ladies and Gentlemen:

         Banknorth Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. ss. ss. 3801 et seq.), confirms its agreement with Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette"), Lehman Brothers Inc. ("Lehman Brothers") and each of the other Underwriters named in Schedule A hereto (collectively the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Keefe, Bruyette and Lehman Brothers are acting as Representatives (in such capacity, the "Representatives") with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of 8,000,000 8% Capital Securities (liquidation amount $25 per capital security) in the respective numbers set forth in said Schedule A hereto (the "Capital Securities"). The Capital Securities are more fully described in the Prospectus (as defined below).

         The Capital Securities and the Common Securities, referred to below, will be guaranteed by Banknorth Group, Inc., Maine corporation (the "Company"), to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Securities Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement") to be dated as of Closing Time (as defined below), executed and delivered by the Company and The Bank of New York (the "Guarantee Trustee"), a New York banking corporation not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Capital Securities and the Common Securities referred to below. The Company and the Trust each understand that the Underwriters propose to make a public offering of the Capital Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered, and the Trust Agreement (as defined herein), the Indenture (as defined herein), and the Capital Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption pursuant to the Guarantee Agreement and will be used by the Trust to purchase $206,185,575 aggregate principal amount of 8% Junior Subordinated Debentures due April 1, 2032 (the "Debentures") issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement, to be dated as of Closing Time (the "Trust Agreement"), among the Company, as sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and William J. Ryan, Peter J. Verrill and Carol L. Mitchell, as administrative trustees (the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures will be issued pursuant to an Indenture, dated as of Closing Time (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debenture Trustee"). The Capital Securities, the Securities Guarantee and the Debentures are collectively referred to herein as the "Securities." Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

         The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (Nos. 333-81980 and 333-81980-01), as amended by Pre-effective Amendment No. 1 thereto, including the related preliminary prospectus, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), which permits the delayed or continuous offering of securities pursuant to Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus (including a prospectus supplement relating to the Securities) in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations, if applicable, and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Capital Securities together with a base prospectus. Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, if any, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Capital Securities, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated February 11, 2002 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, the preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

        SECTION 1. Representations and Warranties.

        (a) Representations and Warranties by the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time (as defined below) (in each case, a "Representation Date"), and agrees with each Underwriter, as follows:

                (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Trust, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

        At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof, and at each Representation Date, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company and the Trust will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply
(A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by any Underwriter through Lehman Brothers expressly for use in the Registration Statement or the Prospectus or (B) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification on Form T-1 (the "Forms T-1") under the Trust Indenture Act of the Debenture Trustee, the Property Trustee and the Guarantee Trustee.

        Each preliminary prospectus and the preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and any preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the time the Prospectus was issued and at Closing Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iv) Financial Statements. The financial statements incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement.

                (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for dividends paid by the Company in the ordinary course of business consistent with past practice.

                (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maine and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and the Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended.

                (vii) Good Standing of the Bank. Banknorth, NA (the "Bank") is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such, has full power and authority to conduct its business as such and has the authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Bank is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except to the extent that the failure to be so authorized or be in good standing would not have a Material Adverse Effect. All of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued and is fully paid and non-assessable (except to the extent provided in the National Bank Act); and all such capital stock of the Bank is owned by the Company, free and clear of any pledge, lien, encumbrance or equity. The Company has no subsidiaries which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, other than the Bank.

                (viii) FDI Act. The Bank is an insured depositary under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act").

                (ix) Good Standing of Subsidiaries. Each of the Company's subsidiaries other than the Bank has been duly incorporated and is validly existing or subsisting, as the case may be, as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization and, to the extent applicable, each such subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; except as set forth or incorporated by reference in the Prospectus, the capital stock of each such subsidiary is owned by the Company, free and clear of any pledge, lien, encumbrance, claim or equity.

                (x) Existence of Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, is and will be treated as a "grantor trust" for federal income tax purposes under existing law, has the business trust power and authority to conduct its business as presently conducted and as described in the Prospectus and is not required to be authorized to do business in any other jurisdiction; the Trust does not have any consolidated or unconsolidated subsidiaries; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to GAAP.

                (xi) Common Securities. The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company in accordance with the terms of the Trust Agreement and against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; no holder thereof will be subject to personal liability by reason of being such a holder; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                (xii) Authorization of Trust Agreement. The Trust Agreement has been duly authorized by the Company and duly qualified under the 1939 Act and, when validly executed and delivered by the Company and the Administrative Trustees, and assuming the due authorization, execution and delivery of the Trust Agreement by the Delaware Trustee and the Property Trustee, the Trust Agreement will constitute a valid and binding agreement of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, (A) except as enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (ii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution and
(B) except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (xiii) Guarantee Agreement. The Guarantee Agreement has been duly authorized by the Company and duly qualified under the 1939 Act and, when validly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (xiv) Capital Securities. The Capital Securities have been duly authorized by the Trust Agreement and, when authenticated in the manner provided for in the Trust Agreement and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware. Pursuant to the Trust Agreement, however, Capital Security holders may be obligated (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Security certificates and the issuance of replacement Capital Security certificates and (b) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

                (xv) Authorization of Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and assuming the due authorization, execution and delivery of the Indenture by the Debenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (xvi) Authorization of Debentures. The Debentures have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (xvii) Administrative Trustees. Each of the Administrative Trustees is an officer or employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

                (xviii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

                (xix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                (xx) Absence of Defaults and Conflicts. Neither the Company, its subsidiaries nor the Trust is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, any subsidiary of the Company or the Trust is a party or by which any of them may be bound, or to which any of the property or assets of the Company, any subsidiary of the Company or the Trust is subject, except for such defaults that would not result in a Material Adverse Effect; and the execution and delivery by the Company and the Trust of, and the performance by the Company and the Trust of their obligations under, this Agreement, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Trust Agreement, the Guarantee Agreement, the Indenture and the Debentures, the issuance and delivery by the Trust of the Common Securities and Capital Securities and the consummation of the sale of the Capital Securities and the fulfillment of the terms herein contemplated do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement, guarantee, lease, financing agreement or other similar agreement or instrument to which the Company or any of its subsidiaries (including the Trust) is a party or by which the Company or any of its subsidiaries (including the Trust) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Trust) is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Company or the Certificate of Trust of the Trust, nor will such actions result in any violation (in each case material to the Company and its subsidiaries (including the Trust) considered as a whole or as to the Trust separately) of any statute or any order, rule or regulation of any court or regulatory authority or other governmental body having jurisdiction over the Trust or the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for, and the absence of which would materially affect the performance by the Company and the Trust of their obligations under this Agreement and the issuance and delivery of the Capital Securities, except such approvals as will be obtained under the 1933 Act, the 1934 Act or the 1939 Act and as may be required by the securities or Blue Sky laws of the various states in connection with the sale of the Capital Securities. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                (xxi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xxii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Trust of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                (xxiii) Possession of Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally deemed adequate for its business and consistent with insurance coverage maintained by companies of similar size and scope of operations in similar businesses, and all such insurance is in full force and effect.

                (xxiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them as described in the Prospectus, except where lack thereof would not result in a Material Adverse Effect, and the Company and its subsidiaries have not received any notice or are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company and its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any Material Adverse Effect.

                (xxv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively,

"Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Governmental Licenses the absence of which would not cause a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xxvi) Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

                (xxvii) Investment Company Act. Neither the Company nor the Trust is, and upon the issuance and sale of the Capital Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxviii) Other Contracts. Other than such agreements, contracts and other documents as are described in the Prospectus or otherwise filed as Exhibits to the Company's annual report on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K incorporated by reference in the Prospectus, there are no agreements, contracts or documents of a character described in Item 601 of Regulation S-K of the Commission to which the Company or any of the Bank is a party.

                (xxix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

                (xxx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

        (b) Officers' Certificates. Any certificate signed by any officer of the Company or the Trust delivered to Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, respectively, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

        SECTION 2. Sale and Delivery to Underwriters; Closing

        (a) Capital Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price of $25 per Capital Security, the number of Initial Capital Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b) Payment. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Debentures, the Company hereby agrees to pay at the Closing Time to the Underwriters a commission of $0.7875 per Capital Security. Payment of the purchase price for, and delivery of certificates for, the Capital Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters, the Company and the Trust, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company and the Trust (such time and date of payment and delivery being herein called "Closing Time").

        Payment shall be made to the Trust by wire transfer of immediately available funds to the order of the Trust, against delivery to the Underwriters of certificates for the Capital Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Capital Securities which it has agreed to purchase. Lehman Brothers, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Capital Securities to be purchased by any

Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

        At Closing Time, the Company will pay, or cause to be paid, the commission payable at such time under this Section 2 to Lehman Brothers on behalf of the Underwriters by wire transfer of immediately available funds.

        (c) Denominations; Registration. Certificates for the Capital Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time. The certificates for the Capital Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

        SECTION 3. Covenants of the Company and the Trust. The Company and the Trust jointly and severally covenant with each Underwriter as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company and the Trust, subject to Section 3(b), will comply with the requirements of Rule 424 or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any prospectus, or of the suspension of the qualification of the Capital Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company and the Trust will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents to, and consult with, the Representatives and their counsel within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Representatives shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives without charge, as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and, upon request, documents incorporated or deemed to be incorporated by reference therein) as they may reasonably request, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Representatives. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus as such Underwriter reasonably requests, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Capital Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company or the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company and the Trust will each use its best efforts, in cooperation with the Underwriters, to qualify the Capital Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for as long as may be required to complete the distribution of the Capital Securities contemplated hereby; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Capital Securities have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) DTC. The Trust and the Company will cooperate with the Underwriters and use their best efforts to permit the Capital Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

        (i) Use of Proceeds. The Trust and the Company will use the proceeds referred to in the Prospectus under "Use of Proceeds" in the manner described therein.

        (j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Capital Securities or Debentures (or any equity or debt securities substantially similar to the Capital Securities or Debentures, respectively). The foregoing sentence shall not apply to the Capital Securities or Debentures to be sold hereunder.

        (k) Listing. The Company will use its best efforts to effect the listing of the Capital Securities on the New York Stock Exchange.

        (l) Reporting Requirements. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        SECTION 4. Payment of Expenses.

        (a) Expenses. The Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Capital Securities, (iii) the preparation, issuance and delivery of the certificates for the Capital Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Capital Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Trust's counsel, accountants and other advisors, (v) the qualification of the Capital Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, if any, (viii) the fees and expenses of any transfer agent or registrar for the Capital Securities, (ix) the fees and expenses of the Debenture Trustee, including the fees and disbursements of counsel for the Debenture Trustee in connection with the Indenture and the Debentures, (x) the reasonable fees and expenses of the Delaware Trustee, the Property Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Delaware Trustee, the Property Trustee and the Guarantee Trustee, (xi) any fees payable in connection with the rating of the Capital Securities and the Debentures,
(xii) the cost and charges associated with the approval of the Capital Securities by The Depository Trust Company for "book-entry" transfer and (xiii) the fees and expenses incurred in connection with the listing of the Capital Securities and, if applicable, the Debentures on the New York Stock Exchange. It is understood, however, that, except as expressly provided in this Section 4 and Sections 6, 7 and 9(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

        (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Trust contained in Section 1 hereof or in certificates of any officer of the Company or any Trustee delivered pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick

L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Such opinion shall be limited to Maine, New York and federal law. In giving such opinion, such counsel may rely (i) as to all matters governed by the laws of jurisdictions other than the laws of the State of Maine and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel to the Underwriters, in which case the opinion shall state that such counsel believes the Underwriters and such counsel are entitled to so rely, and (ii) with respect to the laws of the State of New York pertaining to validity and enforceability of the Debentures and the Indenture, upon the opinion of Sidley Austin Brown & Wood LLP, counsel to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Company and/or the Bank and certificates of public officials.

        (c) Opinion of Special Tax Counsel for the Trust and the Company. At Closing Time, the Company, the Trust and the Representatives shall have received an opinion, dated as of Closing Time, of Elias, Matz Tiernan & Herrick L.L.P., special tax counsel to the Trust and the Company, that (i) the Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) although the discussion set forth in the Prospectus under the heading "United States Federal Income Taxation" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities under current law. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (d) Opinion of Special Delaware Counsel for the Trust and the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger P.A., special Delaware counsel to the Trust and the Company, together with signed or reproduced copies of such letter for each of the Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (e) Opinion of Counsel for The Bank of New York. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Property Trustee and Debenture Trustee, and an opinion, dated as of Closing Time, of Richards, Layton & Finger P.A. regarding The Bank of New York (Delaware), as Delaware Trustee and Guarantee Trustee, in form and substance satisfactory to the Underwriters.

        (f) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the validity of the Capital Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (g) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman, the President, a Vice Chairman or a Vice President of the Company and of the chief financial or chief accounting officer or the Treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) insofar as they relate to the Company, the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best of the Company's knowledge, threatened by the Commission; or (B) any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, and the Representatives shall have received a certificate of an Administrative Trustee of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) insofar as they relate to the Trust, the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time (except for representations or warranties which by their terms speak as of a different date or dates), (iii) the Trust has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the best of the Trust's knowledge, threatened by the Commission.

        (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (j) Maintenance of Rating. At Closing Time and any relevant Date of Delivery, the Capital Securities shall be rated at least Baa2 by Moody's Investors Service, Inc., BB+ by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and BBB+ by Fitch, Inc. and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Capital Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Capital Securities or any of the Company's debt or preferred securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Capital Securities or any of the Company's debt or preferred securities.

        (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Capital Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Trust in connection with the issuance and sale of the Capital Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        (m) Approval of Listing. At the Closing Time, the Capital Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        SECTION 6. Indemnification.

        (a) Indemnification of Underwriters. Each of the Company and the Trust jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus of the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(e) below) any such settlement is effected with the prior written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Lehman Brothers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Lehman Brothers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (b) Indemnification of Trust by Company. The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under Section 6(a) hereunder.

        (c) Indemnification of Trust, Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Trust, each of their respective directors or trustees, each of the Company's officers and each of the Trustees of the Trust who signed the Registration Statement, and each person, if any, who controls the Company and the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Lehman Brothers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and
(2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

        SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the

Underwriters on the other hand from the offering of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Capital Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company and the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and the Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Capital Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Trustees of the Trust or any of its other subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Capital Securities to the Underwriters.

        SECTION 9. Termination of Agreement.


        (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Trust, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis (including, without limitation, an act of terrorism) or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal, New York or Maine authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Capital Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the number of Capital Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

        (b) if the number of Defaulted Securities exceeds 10% of the number of Capital Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Lehman Brothers at Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, attention of Fixed Income Syndicate (with a copy to the General Counsel); notices to the Trust shall be directed to it at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, attention of Corporate Trust Administration and notices to the Company shall be directed to it at Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112, attention of Carol Mitchel, Executive Vice President and General Counsel.

        SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Trust and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Trust and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Trust in accordance with its terms.

                                Very truly yours,

                                BANKNORTH GROUP, INC.


                                By:      /s/ William J. Ryan
                                     -------------------------------------------
                                         Name:  William J. Ryan
                                         Title: Chairman, President and
                                                Chief Executive Officer


                                BANKNORTH CAPITAL TRUST II

                                By:  BANKNORTH GROUP, INC., as Sponsor


                                By:      /s/ William J. Ryan
                                     -------------------------------------------
                                         Name:  William J. Ryan
                                         Title: Chairman, President and
                                                Chief Executive Officer



CONFIRMED AND ACCEPTED,
as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.
LEHMAN BROTHERS INC.

By:      LEHMAN BROTHERS INC.


By:   /s/ Martin Goldberg
    -------------------------------------
           Authorized Signatory

        For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                                   NUMBER OF CAPITAL
             UNDERWRITER                                                                               SECURITIES
             -----------                                                                           -----------------
    Keefe, Bruyette & Woods, Inc............................................................             1,000,000
    Lehman Brothers Inc.....................................................................             1,000,000
    A.G. Edwards & Sons, Inc................................................................               980,000
    Merrill Lynch, Pierce, Fenner & Smith Incorporated......................................               980,000
    Prudential Securities Incorporated......................................................               980,000
    UBS Warburg LLC.........................................................................               980,000
    Sandler O'Neill, & Partners, L.P........................................................               320,000
    Stifel, Nicolaus & Company, Incorporated................................................               320,000
    U.S. Bancorp Piper Jaffray Inc..........................................................               320,000
    Bear, Stearns & Co. Inc.................................................................                64,000
    CIBC World Markets......................................................................                64,000
    Deutsche Banc Alex. Brown Inc...........................................................                64,000
    Fidelity Capital Markets................................................................                64,000
    Legg Mason Wood Walker, Inc.............................................................                64,000
    Morgan Keegan & Company, Inc............................................................                64,000
    Robert W. Baird & Co. Incorporated......................................................                64,000
    Advest, Inc.............................................................................                32,000
    BB&T Capital Markets, a Division of Scott & Stringfellow................................                32,000
    CL King & Associates, Inc...............................................................                32,000
    Fahnestock & Co. Inc....................................................................                32,000
    Fox Pitt, Kelton Inc....................................................................                32,000
    Friedman, Billings, Ramsey & Co., Inc...................................................                32,000
    Gibraltar Securities Co.................................................................                32,000
    Grunthal & Co., LLC.....................................................................                32,000
    Janney Montgomery Scott LLC.............................................................                32,000
    J.J.B. Hilliard, W.L. Lyons, Inc........................................................                32,000
    J.P. Morgan Securities Inc..............................................................                32,000
    Maine Securities Corporation............................................................                32,000
    Mesirow Financial, Inc..................................................................                32,000
    Neuberger Berman, LLC...................................................................                32,000
    Parker/Hunter Incorporated..............................................................                32,000
    RBC Dain Rauscher Inc...................................................................                32,000
    Ryan Beck, Beck & Co., LLC..............................................................                32,000
    Southwest Securities, Inc...............................................................                32,000
    SunTrust Robinson Humphrey Capital Markets, a Division
       of SunTrust Capital Markets, Inc.....................................................                32,000
    Tucker Anthony Incorporated.............................................................                32,000
    Wells Fargo Securities, LLC.............................................................                32,000
                                                                                                     --------------
                      Total.................................................................             8,000,000
                                                                                                     ==============


                                    Sch. A-1

                                                                       Exhibit A

Form of opinion, dated as of Closing Time, of Elias, Matz Tiernan & Herrick L.L.P., counsel for the Company and the Trust, substantially to the effect that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maine.

        (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

        (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (iv) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

        (v) Banknorth, NA (the "Bank") is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such, has full power and authority to conduct it business as such and as described in the Prospectus; and has the authority to own, lease and operate its properties and to conduct it business as described in the Prospectus.

        (vi) The Bank is duly authorized to transact and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such authorization necessary, except to the extent that the failure to be so authorized or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. To our knowledge, the Company has no subsidiaries which constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X except for the Bank.

        (vii) The authorized capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization"; the shares of issued and outstanding capital stock of the Company are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        (viii) The Underwriting Agreement has been duly authorized by the Company and has been duly executed and delivered by each of the Company and the Trust.

        (ix) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Bank of New York, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (x) The Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when the Debentures have been duly authenticated by the Debenture Trustee in accordance with the provisions of the Indenture, the Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (xi) The Trust Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Trust Agreement by The Bank of New York and The Bank of New York (Delaware), the Trust Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company and the Administrative Trustees in accordance with its terms, except as enforcement thereof may be limited by
(i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        (xii) The Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Guarantee Agreement by The Bank of New York, the Guarantee Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (xiii) The Indenture, the Guarantee Agreement and the Trust Agreement have each been duly qualified under the 1939 Act.

        (xiv) The Trust Agreement, the Indenture, the Guarantee Agreement, the Capital Securities and the Debentures conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

        (xv) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Articles of Incorporation or By-Laws of the Company or the laws of the State of Maine to subscribe for the Capital Securities or the Debentures.

        (xvi) The documents incorporated by reference in the Prospectus (other than the financial statements, notes to financial statements, financial tables, other financial or statistical data and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

        (xvii) The statements made (1) in the prospectus supplement under the caption "Certain Terms of the Capital Securities," "Certain Terms of the Junior Subordinated Debentures," and "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" and in the base prospectus under the captions "Description of the Capital Securities," "Description of the Guarantee," "Description of the Junior Subordinated Debt Securities" and "Relationship among the Capital Securities, the corresponding Junior Subordinated Debt Securities and the Guarantees," (2) in the Registration Statement under Item 15 and (3) in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the caption "Item 1. Business - Supervision and Regulation," insofar as such statements purport to summarize certain provisions of the Capital Securities, the Common Securities, the Debentures, the Indenture, the Trust Agreement, the Guarantee Agreement, the Articles of Incorporation and By-Laws of the Company or to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

        (xviii) The Bank is an insured depositary institution under the provisions of the Federal Deposit Insurance Act, as amended.

        (xix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion, and except for the qualification of the Trust Agreement, the Indenture and the Guarantee Agreement under the 1939 Act) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities.

        (xx) The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and the Trust with their obligations under the Underwriting Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Debentures and the Capital Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xx) of the Underwriting

Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any subsidiary of the Company or the Trust pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company, any subsidiary of the Company or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any subsidiary of the Company or the Trust is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or the Certificate of Trust of the Trust, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, any subsidiary of the Company, the Trust or any of their respective properties, assets or operations.

        (xxi) Neither the Company nor the Trust is, and upon the issuance and sale of the Capital Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, required to be registered under the Investment Company Act of 1940, as amended.

        (xxii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of such counsel, threatened, against or affecting the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus or which could reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

        (xxiii) There is no franchise, contract or other document, known to such counsel, of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

        (xxiv) The Registration Statement was declared effective under the 1933 Act on February 12, 2002; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, no proceeding for that purpose is pending or, to such counsel's knowledge, threatened by the Commission.

        (xxv) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

        (xxvi) The Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, notes to financial statements, financial tables, other financial or statistical data and supporting schedules included therein or excluded therefrom or the exhibits to the Registration Statement.

Such counsel shall also have furnished to the Representatives a written statement addressed to the Underwriters and dated as of the Closing Time, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein, and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of KPMG LLP and (y) based upon such counsel's examination of the Registration Statement, the Prospectus and the documents incorporated by reference therein, such counsel's investigations made in connection with the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein and such counsel's participation in the conferences referred to above, nothing has come to the attention of such counsel that would lead it to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements, notes to financial statements, financial tables, other financial or statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom and the Forms T-1, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, notes to financial statements, financial tables, other financial or statistical data and supporting schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B

Form of opinion, dated as of Closing Time, of Richards, Layton & Finger P.A., special Delaware counsel for the Trust and the Company, substantially to the effect that:

        (i) The Trust has been duly formed and is validly existing in good standing as a business trust under the Delaware Act. All filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a business trust have been made. Under the Trust Agreement and the Delaware Act, the Trust has the requisite business trust power and authority to conduct its business as described in the Prospectus.

        (ii) The Trust Agreement constitutes a legal, valid and binding obligation of the Company and each of the Trustees, and is enforceable against the Company and each of the Trustees in accordance with its terms, except to the extent that enforcement of the Trust Agreement may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        (iii) The Capital Securities have been duly authorized for issuance in accordance with the Trust Agreement and, when issued, executed, authenticated, delivered and paid for in accordance with the Trust Agreement and the Underwriting Agreement, will be validly issued, fully paid and, subject to the qualifications set forth in paragraph (iv) below, non-assessable undivided beneficial interests in the assets of the Trust, will not be subject to preemptive or other similar rights under the Trust Agreement or the Delaware Act and will entitle the holders of the Capital Securities to the benefits of the Trust Agreement except to the extent that enforcement of the Trust Agreement may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally,
(ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        (iv) Under the Trust Agreement and the Delaware Act, each Capital Security Holder of the Trust, in such capacity, will be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Capital Security Holder who is, was or may become a named trustee of the Trust. We note that the Capital Security holders may be obligated, pursuant to the Trust Agreement, (A) to provide indemnity and/or security in connection with and pay taxes or government charges arising from transfers or exchanges of Capital Security certificates and the issuance of replacement Capital Security certificates, and (B) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

        (v) The Common Securities have been duly authorized for issuance in accordance with the Trust Agreement and, when issued, executed, delivered and paid for in accordance with the Trust Agreement will be validly issued and fully paid and subject to the qualifications set forth in paragraph (vi) below, non-assessable undivided beneficial interests in the assets of the Trust, will not be subject to preemptive or other similar rights under the Trust Agreement or the Delaware Act and will entitle the holders of the Common Securities to the benefits of the Trust Agreement except to the extent that enforcement of the Trust Agreement may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        (vi) Under the Trust Agreement and the Delaware Act, each Common Security Holder of the Trust, in such capacity, will be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Common Security Holder who is, was or may become a named trustee of the Trust. Notwithstanding the foregoing, we note that, pursuant to the Trust Agreement, Common Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

        (vii) Under the Trust Agreement and the Delaware Act, the Trust has the requisite trust power and authority to execute and deliver the Underwriting Agreement and to perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated thereby. Under the Trust Agreement and the Delaware Act, the execution and delivery by the Trust of the Underwriting Agreement, and the performance of its obligations thereunder, have been duly authorized by all requisite trust action on the part of the Trust.

        (viii) We have reviewed the statements made in the base prospectus under the captions "The Trusts" and "Description of the Capital Securities" and in the prospectus supplement under the captions "Banknorth Capital Trust II" and 'Certain Terms of the Capital Securities" and, insofar as they contain statements of Delaware law, such statements are fairly presented.


                                      B-2